SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: October 25, 1999

                             SL GREEN REALTY CORP.

            (Exact name of Registrant as specified in its Charter)

                                   Maryland

                           (State of Incorporation)

                              1-13199 13-3956775

              (Commission File Number) (IRS Employer Id. Number)

                          420 Lexington Avenue 10170
                         New York, New York (Zip Code)

                   (Address of principal executive offices)

                                (212) 594-2700

             (Registrant's telephone number, including area code)


ITEM 5.       OTHER EVENTS

         The information set forth in the press release issued by SL Green Realty Corp. on October 25, 1999, attached hereto as Exhibit 99.1 is incorporated by reference herein.

(c)     Exhibits

        99.1    Press Release of SL Green Realty Corp., dated October 25, 1999



                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             SL GREEN REALTY CORP.
                             (Registrant)


                        By:  /s/ David J. Nettina

                             Name:    David J. Nettina
                             Title:   President and
                                      Chief Operating Officer

Date: October 25, 1999



EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT

David Nettina
President & Chief Operating Officer
-or-
Thomas E. Wirth
Chief Financial Officer
(212) 594-2700

       SL GREEN REALTY CORP. REPORTS 21% GAIN IN THIRD QUARTER FFO AND
             ACQUIRES REMAINING MINORITY INTEREST IN BMW BUILDING

THIRD QUARTER HIGHLIGHTS

         21% FFO increase, $0.58 per share (diluted) versus $0.48 prior year Revenues grew 37% over the prior year, to $54.7 M
         14% same store portfolio Cash NOI growth 95% overall portfolio occupancy rate
         Completed acquisition of 1250 Broadway through a joint venture Completed joint venture on 90 Broad Street

FINANCIAL RESULTS

NEW YORK, NY, OCTOBER 25, 1999 - SL Green Realty Corp. (NYSE:SLG) reported improved results for the three and nine months ended September 30, 1999. Funds from operations (FFO) before minority interest totaled $15.9 million, or $0.58 per share, based on 31.4 million shares and common share equivalents outstanding. This compares to $12.6 million, or $0.48 per share for the same quarter in 1998.

Revenues for the third quarter were $54.7 million compared to $39.8 million in the same period last year - an increase of 37%. Revenue growth was derived from $2.5 million in new leasing activity, $1.3 million from other real estate incentives and fee based business and $11.1 million from normalization of 1998 and 1999 acquisitions.

The 1999 "same store" cash NOI in the third quarter increased 14% to $11.2 million over prior year, in spite of increased utility costs associated with this year's hot summer. Operating cash margins improved from 49% to 52% over the prior year on aggregate revenue growth of $1.5 million or 7%. This improvement resulted in part from the combination of a $1.1 million increase in rental revenue (as occupancy increased from 95% to 96%) offset by a 3% increase in operating costs of $0.3 million. Cost increases resulted from higher utilities costs throughout the portfolio ($0.2 million) and increased occupancy associated with the re-development of 17 Battery Place ($0.1 million).

         The Company's EBITDA margins before ground rent improved to 58% compared to 54% in the third quarter of 1998. EBITDA margins after ground rent were 52% compared to 45% in the third quarter of 1998. This increase was driven by increased property GAAP NOI ($8.9 million) and an increase in investment and other income of $1.3 million. Increases were partially offset by increased MG&A.

The $3.3 million increase in FFO over the third quarter came from:
     $2.5 million from lease-up of approximately 330,000 square feet of vacant space and a positive spread in replacement rents of 26%;
     $4.8 million came from the normalization of GAAP NOI from 1998 and 1999 acquisitions:
     $1.0 million from increased escalation and signage revenues.
     $1.7 million was derived from investment and other income, the Company's joint venture and taxable subsidiaries income;

Offsetting these improvements was an increase of $6.7 million from interest costs and MG&A.

SL Green's total combined debt at the quarter's close was $422.4 million, translating to a current debt to market cap ratio of 39% at quarter end.

NEW INVESTMENTS TO DATE

    The Company announced today that it has exercised its rights to acquire the remaining 35% interest in the BMW Building located at 555 West 57th Street, New York, New York for $34.1 million. This acquisition is expected to be completed for cash in the amount of $18.7 million. The acquisition price is consistent with the price paid by the Company for the 65% controlling interest acquired in January, 1999. The Company's total acquisition cost basis in the property is approximately $100 million, or $106 per square foot.

    Simultaneous with the closing of this transaction, the Company has obtained a new $70 million first mortgage commitment from The Bank of New York. The new first mortgage has a term of 5 years and a variable interest rate. The Company intends to eliminate the variable rate exposure through an interest rate swap. The proceeds of the refinancing will be used to repay the existing first mortgage loan of $44 million, as well as provide funds for the acquisition of the various equity interests and capital needs at the property.

     The property is fully occupied with average in place rents approximately 30% below current market rents of $30 per square foot. Reflecting the strength of the New York leasing market, the Company has already recaptured and re-leased over 10% of the property space, realizing immediate benefits of the market. Key tenants in the building include BMW, City University of New York (John Jay College), St. Luke's Roosevelt Hospital, CBS and Greater New York Hospital.

     On August 3, 1999, the Company announced a joint venture agreement with Morgan Stanley Real Estate Fund III, LP whereby the Company retained a 35% interest in 90 Broad Street, New York. The 339,000 square foot office building was purchased by SL Green in May 1999 as a part of the multi-property purchase from Tower Realty. SL Green was appointed the operating partner of the venture and managing agent for the property and will be compensated on a fee basis.

     On August 31, 1999, the Company announced a joint venture agreement with Carlyle Realty to co-invest in the $93 million acquisition of 1250 Broadway, a 670,000 square foot office building in Manhattan. The terms of the agreement provide SL Green with a 49.9% interest in the joint venture. The purchase and subsequent capital improvement program will be funded partially with a $69.65 million first mortgage. SL Green will manage the venture and will provide management, leasing and construction services on a fee basis at the property.

At September 30, 1999, SL Green's portfolio consisted of 24 properties, 21 of which are wholly owned, comprising approximately 8.5 million rentable square feet. This portfolio has grown by 2.3 million square feet (37%) since September 30, 1998.

SL Green Realty is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns and manages a Class B Manhattan office portfolio. The Company is the only publicly held REIT which exclusively specializes in this niche.

                           Financial Tables attached

         To receive SL Green's latest news release and other corporate documents via FAX at no cost, dial 1-800-PRO-INFO. Use the Company's ticker symbol, SLG. Or visit SL Green's website at www.slgreen.com.

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include the strength of the commercial office and industrial real estate markets in New York, competitive market conditions, unanticipated administrative costs, timing of leasing income, general and local economic growth, interest rates and capital market conditions. For further information, please refer to the Company's filing with the Securities and Exchange Commission.


                                               SL GREEN REALTY CORP.
                                       STATEMENTS OF OPERATIONS - UNAUDITED
                                   (Amounts in thousands, except per share data)

                                                                      Three Months Ended                Nine Months Ended
                                                                         September 30                     September 30
                                                                    1999              1998             1999            1998
                                                                -------------     -------------    -------------    -----------
REVENUE:

Rental revenue, net                                                 $ 45,080          $ 33,600        $ 129,267       $ 81,354
Escalations & reimbursement revenues                                   6,856             5,281           16,473         11,432
Signage Rent                                                             559               ---            1,112            ---
Investment income                                                      1,469               851            3,731          2,419
Other income                                                             688                18            1,545             20
                                                                -------------     -------------    -------------    -----------
Total revenues                                                        54,652            39,750          152,128         95,225
Total revenues
                                                                -------------     -------------    -------------    -----------
Equity in income (loss) from Service Corporations                        223              (22)              551           (70)
Equity in income (loss) from Joint Ventures                              151               ---              151            ---
                                                                -------------     -------------    -------------    -----------
EXPENSES:
Operating expenses                                                    14,293            11,049           36,778         24,585
Ground rent                                                            3,183             3,428            9,572          8,152
Interest                                                               7,772             2,419           19,722          9,790
Depreciation and amortization                                          7,677             4,069           19,705         10,714
Real estate taxes                                                      7,481             6,134           21,904         14,888
Marketing, general and administrative                                  2,979             1,571            8,387          3,954
                                                                -------------     -------------    -------------    -----------
Total expenses                                                        43,385            28,670          116,068         72,083
                                                                -------------     -------------    -------------    -----------
Income before minority interests, preferred stock
   dividends and extraordinary losses                                 11,641            11,058           36,762         23,072
Minority interests                                                   (1,169)             (802)          (4,262)        (2,354)
                                                                -------------     -------------    -------------    ----------
                                                                      10,472            10,256           32,500         20,718
Extraordinary loss, net of minority interest                             ---               ---            (628)          (522)
Preferred stock dividends and accretion                              (2,399)         (2,433)            (7,198)        (3,624)
                                                                -------------     -------------    -------------    ----------
Net income available to common shareholders                          $ 8,073           $ 7,823         $ 24,674       $ 16,572
                                                                =============     =============    =============    ==========
Net income per share (Basic)                                           $0.33             $0.33            $1.02          $0.91
Net income per share (Diluted)                                         $0.33             $0.33            $1.02          $0.91
FUNDS FROM OPERATIONS (FFO)
FFO per share (Basic)                                                  $0.60             $0.48            $1.72          $1.43
FFO per share (Diluted)                                                $0.58             $0.48            $1.68          $1.43
                       FFO Calculation:

  INCOME BEFORE MINORITY INTERESTS, PREFERRED STOCK DIVIDENDS
                    AND EXTRAORDINARY LOSS                          $ 11,641          $ 11,058         $ 36,762       $ 23,072

                             LESS:

Preferred stock dividend                                             (2,300)           (2,300)          (6,900)        (3,420)
Minority interest in commercial property                               (354)               ---          (1,765)            ---
Add:
Joint venture FFO adjustment                                             120               ---              120            ---
Depreciation and amortization                                          7,677             4,069           19,705         10,714
Amortization of deferred financing costs and depreciation of
  non-real estate assets                                               (878)              (186)          (2,140)          (811)
                                                                -------------     -------------    -------------     -------------
FFO - BASIC                                                         $ 15,905          $ 12,641         $ 45,782       $ 29,555
Add:  Preferred stock dividends                                        2,300               ---            6,900            ---
FFO - DILUTED                                                       $ 18,205               ---         $ 52,682            ---
Basic ownership interests
    Weighted average REIT common shares                               24,200            23,922           24,195         18,233
    Weighted average partnership units held by minority                2,428             2,428            2,428          2,398
    interest
                                                                -------------     -------------     ------------     -------------
Basic weighted average shares and units outstanding                   26,628            26,350           26,623         20,631
                                                                =============     =============    =============    ===========
 Diluted ownership interest
   Weighted average REIT common and common share equivalent
   shares                                                             24,278            23,928           24,258         18,295
   Weighted average partnership units held by minority                 2,428             2,428            2,428          2,398
   interests
   Common share equivalents for preferred stock                        4,699                              4,699
                                                                -------------     -------------    -------------    -----------
 Diluted weighted average equivalent shares and units                 31,405            26,356           31,385         20,693
   outstanding                                                  =============     =============    =============    ===========


                             SL GREEN REALTY CORP.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Dollars in Thousands)

                                                                                 September 30,          December 31,
                                                                                 1999                       1998
                                                                            -------------------       -----------------
                                                                                 (Unaudited)

ASSETS
Commercial real estate properties, at cost:
Land and land interests...................................................             $137,144             $112,123
Buildings and improvements................................................              618,886              488,914
Building leasehold........................................................              126,974               83,816
Property under capital lease..............................................               12,208               12,208
                                                                            -------------------       ----------------
                                                                                        895,212              697,061
Less accumulated depreciation.............................................             (53,335)             (37,355)
                                                                            -------------------       ----------------
                                                                                       841,877              659,706

Cash and cash equivalents.................................................               8,409                6,236
Restricted cash...........................................................              27,931               18,635
Tenant receivables, net $867 and $100 reserve in 1999 and 1998,
  respectively............................................................               8,386                3,951
Related party receivables.................................................                 728                  182
Deferred rents receivable net of provision for doubtful accounts of
   $4,625 and    $2,369 in 1999 and 1998, respectively....................              33,821               20,891
Investment in and advances to Service Corporations........................               4,886               10,694
Investment in joint ventures..............................................              22,534                  ---
Mortgage loans receivable.................................................              40,901               26,401
Deferred costs, net.......................................................              26,978               15,282
Other assets..............................................................              13,790               15,755
                                                                            ------------------        --------------
Total assets..............................................................          $1,030,241             $777,733
                                                                            ==================        ==============


LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable....................................................            $337,190              $50,862
Secured bridge facilities.................................................                 ---               87,500
Revolving credit facility.................................................              61,000               23,800
Accrued interest payable..................................................               2,341                  494
Accounts payable and accrued expenses.....................................              12,094                5,588
Capitalized lease obligations.............................................              14,946               14,741
Deferred land lease payable...............................................              11,170                9,947
Dividend and distributions payable........................................      .       11,672               11,585
Security deposits.........................................................              18,481               16,949
                                                                            ------------------       ---------------
Total liabilities.........................................................             468,894              221,466
                                                                            ------------------       ---------------
Minority interests........................................................              45,558               41,491

8%Preferred Income Equity Redeemable Stock $0.01 par
  value, $25.00 mandatory liquidation preference 25 million
  shares authorized, 4.6 million outstanding in 1999 and 1998.............             110,248              109,950


STOCKHOLDERS' EQUITY
         Common stock, $.01 par value 100,000 shares
                      authorized, 24,192 and 23,952 issued and
                      outstanding in 1999 and 1998, respectively...........                242                  240
         Additional paid - in capital......................................            422,377              416,939
         Deferred compensation plan........................................            (7,410)              (3,266)
         Officers' loans...................................................              (378)                (528)
         Distributions in excess of earnings...............................            (9,290)              (8,559)
                                                                            -------------------     ----------------
Total stockholders' equity.................................................            405,541              404,826
                                                                            -------------------     ----------------
Total liabilities and stockholders' equity.................................         $1,030,241             $777,733
                                                                            ===================     ================


                             SL GREEN REALTY CORP.
                       SELECTED OPERATING DATA-UNAUDITED

                                               September 30, 1999    December 31, 1998

OPERATING DATA:
Net rentable area at end of period (in 000's)(1)          8,540              6,254
Portfolio occupancy percentage at end of period             95%                93%
Same Store occupancy percentage at end of period            96%                93%
Number of properties in operation                           24                 18


(1) Includes wholly-owned and majority and minority owned properties.